                                                                     EXHIBIT 4.1

             Incorporated under the laws of the State of Delaware


                                  IXnet, Inc.


                            Total Authorized Issue
                         2,000 Shares $0.01 Par Value
                                 Common Stock


This is to Certify that

is the registered holder of
fully paid and non-assessable shares of the Common Stock, $.01 par value, of IXnet, Inc. transferable on the books of the Corporation by the holder hereof in person or by duly authorized Attorney upon surrender of this Certificate properly endorsed. The Corporation will furnish without charge to each stockholder who so requests a statement of the powers, designations, preferences and relative, participating, optional or other special rights of each class of stock or series thereof and the qualifications, limitations or restrictions of such preferences and/or rights. This Certificate is not valid unless countersigned and registered by the Transfer Agent and Registrar.

Witness, the seal of the Corporation and the signatures of its duly authorized officers.

Dated


     David A. Walsh                                John McSherry
     Chief Executive Officer                       Secretary
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     The following abbreviations when used in the inscription on the face of this Certific
ate shall be construed as though they were written out in full according to applicable laws or regulations:

TEN COM  -  as tenants in common                     UNIF GIFT MIN ACT . . . . . .Custodian . . . . .
TEN ENT  -  as tenants by the entities                                    Cust                 (Minor)
JT TEN   -  as joint tenants with                    under Uniform Gifts to Minors Act. . . . . . . .
            right of survivorship                                                         (State)
            and not as tenants in common

    Additional abbreviations may also be used though not in the above list.

  For value received
________________________________________________________________________ hereby sell(s), assign(s) and transfer(s) unto _______________________________________
_________________________________ shares represented by she within Certificate, and do hereby irrevocably constitute and appoint ______________________________ Attorney to transfer the said Shares on the books of she within named Corporation with full power of substitution in the premises.

Date: _______________________________________     _____________________________
        In presence of         Signature  _____________________________________
                               ________________________________________________
                               Signature  ______________________________________

                               NOTICE:   The signature to this assignment must
                               correspond with the name as written upon the face of the Certificate in every particular without alteration or enlargement or any change whatsoever.